UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2007

BOIS d'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	20-1268553
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On November 13, 2007, Bois d'Arc Energy, Inc. (the "Company") issued a press release announcing the conclusion of its review of strategic alternatives and authorization by the Company's Board of Directors of an open market share repurchase plan for the purchase of up to $100 million of its common shares in open market and private transactions.  The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1
Press Release issued by Bois d'Arc Energy, Inc. dated November 13, 2007 announcing the conclusion of its review of strategic alternatives and authorization by the Company's Board of Directors of an open market share repurchase plan for the purchase of up to $100 million of its common shares in open market and private transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS D'ARC ENERGY, INC.

Dated: November 13, 2007	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Chief Financial Officer, Secretary, and Treasurer